Exhibit 99.1

UAL Investor Update: September 16, 2009
Outlook Highlights
Capacity
Third quarter 2009 consolidated available seat miles (ASMs) are estimated to be down 5.9% year-over-year, in line with prior guidance. Third quarter 2009 consolidated revenue passenger miles (RPMs) are estimated to be down 3.0% to 4.0% year-over-year.
Revenue
The company estimates consolidated passenger unit revenue (PRASM) to be down 15.8% to 16.8% year-over-year for the third quarter, and mainline PRASM to be down 17.8% to 18.8% year-over-year.
Non-Fuel Expense
The company estimates third quarter 2009 mainline non-fuel unit cost per ASM (CASM), excluding profit sharing and certain accounting charges, to be down 0.5% to 1.0% year-over-year, and consolidated non-fuel CASM, excluding profit sharing and certain accounting charges, to be flat to down 0.5% year-over-year. Both mainline and consolidated non-fuel unit costs have improved from the company’s prior guidance.
Fuel Expense
The company estimates mainline fuel price, including the impact of cash settled hedges, to be $2.13 per gallon for the third quarter. The company has previously posted cash collateral with its fuel hedge counterparties that will be used to cover hedge losses as contracts settle.
Non-Operating Income/Expense
A portion of the company’s total fuel hedge gains and losses are classified as non-operating expense, with the remaining classified as operating fuel expense. Based on Sept. 11, 2009 closing forward prices, the company expects to recognize $39 million of cash losses on settled hedge contracts reported in non-operating expense in the third quarter. Excluding hedge impacts, non-operating expense is estimated to be $130 million to $140 million for the third quarter.*
Income Taxes
Because of its net operating loss carry-forwards, the company expects to pay minimal cash taxes for the foreseeable future and is not recording incremental tax benefits at this time. The company expects an effective tax rate of 0% for the third quarter of 2009.
Unrestricted and Restricted Cash
The company expects to end the third quarter with an unrestricted cash balance of approximately $2.6 billion. This includes roughly $300 million from financings, asset sales and other liquidity initiatives completed or likely to be completed during the quarter, including $155 million from the spare parts financing that closed early in the third quarter. The company expects to end the third quarter with a restricted cash balance of approximately $300 million and fuel hedge collateral posted with counterparties of $60 million.
In addition, the company has other liquidity initiatives underway that it expects to complete in the fourth quarter.
Credit Facility Fixed Charge Coverage Ratio Covenant
The company expects to be in full compliance with its credit facility covenants in the third quarter.

*	The company believes that excluding fuel hedge expenses from non-operating expense is useful to investors because it more clearly depicts the performance of other non-operating revenue and expense items.
The United Building: 77 West Wacker Drive, Chicago, IL 60601

Third Quarter 2009 Financial and Operational Outlook

Year-Over-Year %
	Third Quarter	Change
	2009	Higher/(Lower)
Revenue
Mainline Passenger Unit Revenue (¢/ASM)	9.91¢ – 10.03¢	(18.8%) – (17.8%)
Regional Affiliate Passenger Unit Revenue (¢/ASM)	16.94¢ – 17.14¢	(14.8%) – (13.7%)
Consolidated Passenger Unit Revenue (¢/ASM)	10.83¢ – 10.96¢	(16.8%) – (15.8%)
Cargo and Other Revenue ($ millions)	$310 – $320

Operating Expense*
Mainline Unit Cost Excluding Profit Sharing and Non-Cash Net Mark-to-Market Impacts (¢/ASM)	11.01¢ – 11.05¢	(20.1%) – (19.8%)
Regional Affiliate Unit Cost (¢/ASM)	15.91¢ – 15.95¢	(24.3%) – (24.1%)
Consolidated Unit Cost Excluding Profit Sharing and Non-Cash Net Mark-to-Market Impacts (¢/ASM)	11.65¢ – 11.69¢	(19.9%) – (19.7%)

Non-Fuel Expense*
Mainline Unit Cost Excluding Fuel & Profit Sharing (¢/ASM)	7.64¢ – 7.68¢	(1.0%) – (0.5%)
Regional Affiliate Unit Cost Excluding Fuel (¢/ASM)	11.46¢ – 11.50¢	(4.7%) – (4.4%)
Consolidated Unit Cost Excluding Fuel & Profit Sharing (¢/ASM)	8.14¢ – 8.18¢	(0.5%) – 0.0%

Fuel Expense
Mainline Fuel Consumption	509 Million Gallons
Mainline Fuel Price Excluding Hedges	$1.95 / Gallon
Mainline Fuel Price Including Cash Settled Hedges	$2.13 / Gallon
Mainline Fuel Price Including Cash Settled Hedges and Non-Cash Net Mark-to-Market Gains/(Losses) (GAAP fuel expense per gallon)	$2.12 / Gallon
Regional Affiliates Fuel Consumption	104 Million Gallons
Regional Affiliates Fuel Price	$2.07 / Gallon
(Fuel hedge gains and losses are not allocated to Regional Affiliates)

Non-Operating Income/(Expense)
Non-Operating Income/(Expense) Excluding Hedge Gains/Losses	$(130M) – $(140M)
Cash Net Losses on Settled Fuel Hedge Contracts	$(39M)

Total Non-Operating Income/(Expense) Excluding Non-Cash Net Mark-to-Market Fuel Hedge Gains	$(169M) – $(179M)
Non-Cash Net Mark-to-Market Fuel Hedge Gains	$33M

Total GAAP Non-Operating Income/(Expense)	$(136M) – $(146M)

Income Taxes
Effective Tax Rate	0%

Capacity and Traffic
Mainline Domestic Capacity (Million ASM’s)	18,158	(10.4%)
Mainline International Capacity (Million ASM’s)	13,977	(5.7%)
Mainline System Capacity (Million ASM’s)	32,135	(8.4%)
Regional Affiliates Capacity (Million ASM’s)	4,836	15.2%
Consolidated Domestic Capacity (Million ASM’s)	22,994	(6.0%)
Consolidated System Capacity (Million ASM’s)	36,971	(5.9%)

Mainline System Traffic (Million RPM’s)	27,302 – 27,594	(6.4%) – (5.4%)
Regional Affiliates Traffic (Million RPM’s)	3,782 – 3,814	18.0% – 19.0%
Consolidated System Traffic (Million RPM’s)	31,084 – 31,408	(4.0%) – (3.0%)

*	Excludes special items and certain accounting charges.
The United Building: 77 West Wacker Drive, Chicago, IL 60601

Fuel Hedge Positions and Collateral
The table below outlines the company’s estimated settled hedge impacts at various crude oil prices, based on the hedge portfolio as of September 11, 2009:

Crude Oil Price*	Cash Settled Hedge Impact	3Q09	4Q09	FY09

$100 per Barrel	Mainline Fuel Price Excluding Hedge** ($/gal)		$2.67	$2.14
	Increase/(Decrease) to Fuel Expense ($/gal)		$(0.34)	$0.15
	Increase/(Decrease) to Non-Operating Expense ($ millions)		$8M	$218M

$90 per Barrel	Mainline Fuel Price Excluding Hedge** ($/gal)		$2.44	$2.03
	Increase/(Decrease) to Fuel Expense ($/gal)		$(0.20)	$0.19
	Increase/(Decrease) to Non-Operating Expense ($ millions)		$18M	$229M

$80 per Barrel	Mainline Fuel Price Excluding Hedge** ($/gal)		$2.20	$1.91
	Increase/(Decrease) to Fuel Expense ($/gal)		$(0.06)	$0.23
	Increase/(Decrease) to Non-Operating Expense ($ millions)		$28M	$242M

$69.29 per Barrel***	Mainline Fuel Price Excluding Hedge** ($/gal)	$1.95	$1.94	$1.78
	Increase/(Decrease) to Fuel Expense ($/gal)	$0.18	$0.08	$0.27
	Increase/(Decrease) to Non-Operating Expense ($ millions)	$39M	$39M	$255M

$60 per Barrel	Mainline Fuel Price Excluding Hedge** ($/gal)		$1.72	$1.67
	Increase/(Decrease) to Fuel Expense ($/gal)		$0.18	$0.30
	Increase/(Decrease) to Non-Operating Expense ($ millions)		$49M	$266M

$50 per Barrel	Mainline Fuel Price Excluding Hedge** ($/gal)		$1.48	$1.55
	Increase/(Decrease) to Fuel Expense ($/gal)		$0.24	$0.32
	Increase/(Decrease) to Non-Operating Expense ($ millions)		$59M	$278M

$40 per Barrel	Mainline Fuel Price Excluding Hedge** ($/gal)		$1.25	$1.43
	Increase/(Decrease) to Fuel Expense ($/gal)		$0.27	$0.34
	Increase/(Decrease) to Non-Operating Expense ($ millions)		$60M	$280M

*	Projected impacts assume a common, parallel jet fuel refining crack spread consistent with Sept. 11, 2009 forward prices, and a parallel crude forward price curve consistent with Sept. 11, 2009 forward prices. Row headings refer to illustrative spot closing prices on Sept. 11, 2009.

**	Mainline fuel price per gallon excluding hedge impacts, but including taxes and transportation costs.

***	The row labeled $69.29 per barrel is consistent with the Sept. 11, 2009 fuel forward price curve.
The company expects to end the third quarter with fuel hedge collateral posted with counterparties of $60 million, a reduction of $125 million from the end of the second quarter.
The United Building: 77 West Wacker Drive, Chicago, IL 60601

Credit Facility Fixed Charge Coverage Ratio Covenant Calculation
The company’s credit facility fixed charge coverage ratio requires it to maintain a ratio of EBITDAR to fixed charges for each covenant testing period. EBITDAR represents earnings before interest expense net of interest income, income taxes, depreciation, amortization, aircraft rent and certain cash and non-cash charges as further defined by the Amended Credit Facility and fixed charges represent the sum of cash interest expense and cash aircraft operating rental expense. The other adjustments to EBITDAR include items such as foreign currency transaction gains or losses, increases or decreases in our deferred revenue obligation, share-based compensation expense, non-recurring or unusual losses, any non-cash non-recurring charge or non-cash restructuring charge, a limited amount of cash restructuring charges, certain cash transaction costs incurred with financing activities and the cumulative effect of changes in accounting principle.
The requirement to meet this ratio resumed in the second quarter 2009, after a one-year suspension as agreed with the lenders. The required ratio for the periods ended Sept. 30, 2009 and Dec. 31, 2009 shall be computed based on the six months ended Sept. 30, 2009 and the nine months ended Dec. 31, 2009, respectively; the required ratio in subsequent quarters shall be computed based on the twelve months preceding each quarter-end.
For purposes of the covenant measurement EBITDAR is calculated using fuel expense and non-operating hedge results on a GAAP basis. GAAP reported fuel expense and non-operating hedge results include both cash and non-cash gains and losses on hedge positions. Including the non-cash mark-to-market gains on fuel hedge positions is expected to improve EBITDAR by approximately $480 million for the six months ended Sept. 30, 2009 and $532 million for the nine months ended Dec. 31, 2009, based on the Sept. 11, 2009 closing forward price curve and the current hedge portfolio. Further, as stated above, the fixed charges in the ratio’s denominator are limited to cash interest expense and cash aircraft operating rent expense. The company estimates the following amounts for these items for the last three quarters of 2009:
Projected Fixed Charges For Each Quarter

	For The Six		For The Nine
	Months Ended		Months Ended
	Sept. 30, 2009		Dec. 31, 2009
Fixed Charges	$355	M	$550	M

Required Coverage Ratio	1.1	x	1.2	x
The company expects to be in full compliance with its credit facility covenants in the third quarter.
The United Building: 77 West Wacker Drive, Chicago, IL 60601

Share Count
Shown below, for illustrative purposes only, are estimated basic and dilutive share counts for the third quarter of 2009 and the full year 2009. The calculation of share counts is based on a number of assumptions including, but not limited to, an assumed market stock price, number of shares outstanding and a statutory tax rate of 37%. Actual share counts may be different from those shown below.

	3Q 2009
	(Estimated)
	Basic Share Count	Diluted Share Count	Interest Add-back
Net Income	(in millions)	(in millions)	(in millions)
Less than or equal to $0	145.1	145.1	$—
$1 million – $81 million	145.1	145.2	$—
$82 million – $114 million	145.1	167.5	$12.4
$115 million or greater	145.1	170.9	$15.0

	Full Year 2009
	(Estimated)
	Basic Share Count	Diluted Share Count	Interest Add-back
Net Income	(in millions)	(in millions)	(in millions)
Less than or equal to $0	145.0	145.0	$—
$1 million – $322 million	145.0	145.2	$—
$323 million – $454 million	145.0	167.5	$49.2
$455 million or greater	145.0	170.9	$59.5
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this investor update are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this report are based upon information available to us on the date of this report. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our amended credit facility and other financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans; our ability to control our costs, including realizing benefits from our resource optimization efforts and cost reduction initiatives; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact the economic recession has on customer travel patterns; the increasing reliance on enhanced video-conferencing and other technology as a means of conducting virtual meetings; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aviation fuel and refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aviation fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by our respective arrangements with such carriers; the costs and availability of aviation and other insurance; the costs associated with security measures and practices; industry consolidation; competitive pressures on pricing and on demand; capacity decisions of United and/or our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements); labor costs, our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; and other risks and uncertainties, including those set forth under the caption “Risk Factors” in Item 1A. of the 2008 Annual Report, as well as other risks and uncertainties set forth from time to time in the reports we file with the U.S. Securities and Exchange Commission (“SEC”). Consequently, forward-looking statements should not be regarded as representations or warranties by UAL or United that such matters will be realized.
The United Building: 77 West Wacker Drive, Chicago, IL 60601

Non-GAAP To GAAP Reconciliations
Pursuant to SEC Regulation G, the company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. The company believes that excluding fuel costs and certain other items from some measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence, and the effects of certain other items that would otherwise make analysis of the company’s operating performance more difficult.

	Q3 2009 Estimate
Operating expense per ASM — CASM (cents)	Low	High
Mainline operating expense excluding profit sharing	10.99	11.03
Special items and other exclusions*	—	—

Mainline operating expense excluding profit sharing and special items	10.99	11.03
Plus: net non-cash mark-to-market impact	0.02	0.02

Mainline operating expense excluding profit sharing, net non-cash mark-to-market impact and special items	11.01	11.05
Less: fuel expense (excluding net non-cash mark-to-market impact)	(3.37)	(3.37)

Mainline operating expense excluding fuel, profit sharing and special items	7.64	7.68

	Q3 2009 Estimate
Regional Affiliate expense per ASM — CASM (cents)	Low	High
Regional Affiliate operating expense	15.91	15.95
Less: Regional Affiliate fuel expense	(4.45)	(4.45)

Regional CASM excluding fuel	11.46	11.50

	Q3 2009 Estimate
Operating expense per ASM — CASM (cents)	Low	High
Consolidated operating expense excluding profit sharing	11.64	11.68
Special items and other exclusions*	—	—

Consolidated operating expense excluding profit sharing and special items	11.64	11.68
Plus: net non-cash mark-to-market impact	0.01	0.01

Consolidated operating expense excluding profit sharing, net non-cash mark-to-market impact and special items	11.65	11.69
Less: fuel expense (excluding net non-cash mark-to-market impact)	(3.51)	(3.51)

Consolidated expense excluding fuel, profit sharing and special items	8.14	8.18

*	Operating expense per ASM — CASM also excludes the impact of certain primarily non-cash impairment, severance and other similar accounting charges. While United anticipates that it will record such charges in the third quarter, at this time the company is unable to accurately estimate the amounts of these charges.
The United Building: 77 West Wacker Drive, Chicago, IL 60601